Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-224841) pertaining to the 2015 Stock Incentive Plan, 2018 Incentive Award Plan and 2018 Employee Stock Purchase Plan, of Evelo Biosciences, Inc. of our report dated February 15, 2019, with respect to the consolidated financial statements of Evelo Biosciences, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP
Boston, MA
February 15, 2019